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                                                                    Exhibit 11.1

                     STORMEDIA INCORPORATED AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                                    THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                    ------------------           ----------------
                                                                                  JUNE 28,      JUNE 30,      JUNE 28,      JUNE 30,
                                                                                    1996          1995          1996          1995
                                                                                    ----          ----          ----          ----
PRIMARY:                                                                                              (UNAUDITED)
Statement of operations data:
   Net earnings                                                                   $ 7,795       $ 3,588       $17,264       $ 5,624
                                                                                  =======       =======       =======       =======

Weighted average number of common and dilutive equivalent shares used in computations:
   Common Stock                                                                    17,196        12,249        17,122         8,012
   Stock options and other common stock equivalents                                 1,230         1,628         1,243           762
                                                                                  -------       -------       -------       -------
     Subtotal                                                                      18,426        13,877        18,365         8,774

Pursuant to Staff Accounting Bulletin No 83:
   Preferred Stock converted on an as-if basis according at exercise prices less than the anticipated initial public offering price using the
     treasury stock method                                                             --            --            --         3,543
   Stock options                                                                       --            --            --           210
                                                                                  -------       -------       -------       -------
Shares used in computing net earnings per share                                    18,426        13,877        18,365        12,527
                                                                                  =======       =======       =======       =======

   Net earnings per share                                                         $  0.42       $  0.26       $  0.94       $  0.45
                                                                                  =======       =======       =======       =======

FULLY DILUTED:

Statement of operations data:
  Net earnings                                                                    $ 7,795       $ 3,588       $17,264       $ 5,624
                                                                                  =======       =======       =======       =======

Weighted average number of common and dilutive equivalent shares used in computations:
   Common Stock                                                                    17,196        12,249        17,124         8,012
   Stock options and other common stock equivalents                                 1,230         1,718         1,244           804
                                                                                  -------       -------       -------       -------
     Subtotal                                                                      18,426        13,967        18,368         8,816

Pursuant to Staff Accounting Bulletin No. 83:
   Preferred Stock converted on an as-if basis according at exercise prices less than the anticipated initial public offering price using the
     treasury stock method                                                             --            --            --         3,543
   Stock options                                                                       --            --            --           210
                                                                                  -------       -------       -------       -------
Shares used in computing net earnings per share                                    18,426        13,967        18,368        12,569
                                                                                  =======       =======       =======       =======
Net earnings per share                                                            $  0.42       $  0.26       $  0.94       $  0.45
                                                                                  =======       =======       =======       =======




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